Exhibit 99.2

PRESS RELEASE

For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

Charlotte Rasche
Senior EVP and General Counsel
281.269.7199
charlotte.rasche@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

TO MERGE WITH

F&M BANCORPORATION INC. IN

TULSA, OKLAHOMA

HOUSTON, August 29, 2013. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively referred to as “Prosperity”), announced today the signing of a definitive merger agreement with F&M Bancorporation Inc. (“FMBC”), the parent holding company of The F&M Bank & Trust Company (“F&M Bank”), headquartered in Tulsa, Oklahoma, whereby Prosperity will acquire FMBC and F&M Bank. Prosperity has completed six (6) merger transactions in the last two (2) years and currently has one (1) transaction pending, which was announced on July 1, 2013.

F&M Bank operates thirteen (13) banking offices; ten (10) in Tulsa, Oklahoma and surrounding areas and three (3) in Dallas, Texas. As of June 30, 2013, FMBC, on a consolidated basis, reported total assets of $2.437 billion, total loans of $1.900 billion and total deposits of $2.208 billion.

Under the terms of the definitive agreement, Prosperity will issue 3,298,246 shares of Prosperity common stock plus $47.0 million in cash for all outstanding shares FMBC capital stock, subject to certain conditions and potential adjustments.

Anthony Davis, Chairman and CEO of FMBC, will serve the combined entity as Chairman – Tulsa Area and Turtle Creek Banking Center and will be responsible for the day-to-day operations and management of all Tulsa, Oklahoma locations and the former F&M Bank Turtle Creek location in Dallas, Texas. Eric Davis, President of FMBC, will serve as Vice Chairman – Tulsa Area and Turtle Creek Banking Center and will have management responsibilities for Prosperity’s Tulsa Area and the Turtle Creek location. Jeff Pickryl, President of F&M Bank, will become President– Tulsa Area and Turtle Creek Banking Center, and will be responsible for lending in the Tulsa Area and for the lenders at the Turtle Creek location.

“I am very excited to be able to announce the merger of F&M Bancorporation Inc. with Prosperity,” stated David Zalman, Chairman and CEO of Prosperity. “We have known Tony and Eric for over ten years and hoped that a day would come when we would become partners. F&M Bank has a rich background, with over 68 years of banking history in the Tulsa market. Tony Davis, Eric Davis and Jeff Pickryl have extensive experience in both the Tulsa and Dallas markets and we are excited that they and their team will be joining us to continue to build and grow our company in the those vibrant markets. F&M Bank has an attractive core deposit base and a focus in Commercial and Industrial lending. F&M Bank, like Prosperity, has high touch customer service with strong customer relationships and community involvement. Our combined companies, together with our recent merger with Coppermark Bank in Oklahoma City, will have the 7th largest deposit market share in Oklahoma.”

“We are delighted to be joining the Prosperity organization, one with a similarly rich history and core values like ours,” commented Tony Davis, Chairman and CEO of FMBC. We are proud of our nearly 70-year history of serving clients in our communities, and thank all of our F&M colleagues for building a strong commercially-focused community bank. The combination created by our two companies will enable us to better serve our clients through an expanded suite of products and services coupled with exceptional customer service.”

“Joining Prosperity will accelerate and augment our ability to meet the expanding needs of our customers while maintaining strong commitments to the markets we serve,” added Eric Davis, President of FMBC. “We look forward to partnering with David and the entire Prosperity team as we enter the next phase of our combined organizations.”

The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the first quarter of 2014, although delays may occur. The transaction is subject to certain conditions, including the approval by FMBC’s shareholders and customary regulatory approvals. Operational integration is anticipated to begin during the second quarter of 2014.

FMBC was advised in this transaction by J.P. Morgan Securities LLC as financial advisor, Norton Rose Fulbright LLP as legal counsel and Fenimore, Kay, Harrison & Ford, LLP as regulatory counsel. Bracewell & Giuliani LLP was legal counsel to Prosperity and Keefe, Bruyette & Woods, Inc. served as an advisor to Prosperity.

In addition to the information contained within this announcement, an Investor Presentation has been posted on Prosperity’s website (www.prosperitybankusa.com) containing additional information regarding this merger.

Conference Call

Prosperity’s management team will host a conference call on Thursday, August 29, 2013 at 11:00 a.m. Eastern Standard Time (10:00 a.m. Central Standard Time) to discuss this transaction. Individuals and investment professionals may participate in the call by dialing 866-952-7528, the reference code is PBUS.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “About Us” tab and then the “Presentations & Calls” link.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.® is a Houston, Texas based regional financial holding company, formed in 1983 with $16.3 billion in assets. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, MasterMoney Debit Cards, Credit Cards, 24 hour voice response banking, Trust and Wealth Management and Mobile Banking. Prosperity currently operates two hundred nineteen (219) full service banking locations; fifty-eight (58) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-five (35) in the Dallas/Fort Worth area; twenty-two (22) in the East Texas area; thirty-four (34) in the Central Texas area including Austin and San Antonio; thirty-four (34) in the West Texas area including Lubbock, Midland/Odessa and Abilene; ten (10) in the Bryan/College Station area; and six (6) in the Central Oklahoma area.

In connection with the proposed merger of F&M Bancorporation Inc. into Prosperity Bancshares, Prosperity Bancshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity Bancshares’ common stock to be issued to the shareholders of F&M Bancorporation Inc. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of F&M Bancorporation Inc. seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY BANCSHARES, F&M BANCORPORATION INC. AND THE PROPOSED TRANSACTION.

In connection with the proposed merger of FVNB Corp. into Prosperity Bancshares, Prosperity Bancshares has filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity Bancshares’ common stock to be issued to the shareholders of FVNB Corp. The registration statement includes a proxy statement/prospectus which has been sent to the shareholders of FVNB Corp. seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY BANCSHARES, FVNB CORP. AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybankusa.com.

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